Exhibit 10.18	Amendment to Bylaws regarding Shareholder Proposals and
Nominations

RESOLVED, that the Bylaws of California Water Service Group are amended by adding a new section 11.17 to read as follows:
Section 11.17	Notice of Shareholder Business and Nominations.
(a)Annual Meetings of Shareholders.
(1)Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (A) pursuant to the corporation's notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any shareholder of the corporation who was a shareholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Bylaw.
(2)For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of paragraph (a)(1) of this Bylaw, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation and such other business must be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 150th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 150th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth:

(A)as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(B)as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(C)as to the shareholder giving the notice and the beneficial owner,if any, on whose behalf the nomination or proposal is made;

(i)the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner; and

(ii)the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner.
(b)Special Meetings of Shareholders.
Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation's notice of meeting, if the shareholder's notice required by paragraph (a)(2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the later of the 150th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.
(c)General.
(1)Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Articles of Incorporation or the Bylaws of the corporation, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.
(2)For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported buy the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(3)Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of (A) shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) holders of any series of Preferred Stock to elect directors under specified circumstances.
(4)If the adoption of this Section 11.17 is first included in a public announcement made less than 180 days before the next annual meeting of shareholders but more than 150 days before such meeting, the deadline for submission of proposals and nominations to be considered meeting shall be 120 days rather than 150 days.

Exhibit 10.19	Certificate of Determination filed with state of California
regarding Series D Participating Preferred Shares. These shares are relative to Shareholder Rights Plan and would be issued if the rights plan were triggered. The certificate was adopted earlier this year as part of the rights plan and was refiled in a revised form at the Secretary of State's request.

CERTIFICATE OF DETERMINATION
SERIES D PARTICIPATING PREFERRED SHARES
OF
CALIFORNIA WATER SERVICE GROUP

Pursuant to Section 401 of the California Corporations Code of the State of
California:
We, Peter C. Nelson, President and Chief Executive Officer, and Paul Ekstrom, Secretary, of California Water Service Group, a corporation organized and existing under the laws of California (hereinafter called the "Corporation"), do hereby certify as follows:
1.On January 28, 1998, the Board of Directors of the Corporation adopted a resolution designating 221,000 shares of Preferred Stock as Series D Participating Preferred Stock.
2.No shares of Series D Participating Preferred Stock have been issued. 3.Pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, the following resolution was duly adopted by the Board of Directors on January 28, 1998 creating the series of Preferred Stock designated as Series D Participating Preferred
Stock:
RESOLVED FURTHER, That the Board of Directors, pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Articles of Incorporation, a series of Preferred Stock of the Corporation be and hereby is created, and that the determination and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:
"Series D Participating Preferred Stock:
Paragraph 1.Designation and Amount. The shares of such series shall be designated as "Series D Participating Preferred Stock" (the "Series D Preferred Stock") and the number of shares constituting the Series D
Preferred Stock shall be 221,000. Such number of shares may be increased or decreased by resolution of the Board of Directors prior to the issuance of any Series D Preferred Stock.

Paragraph 2.Dividends and Distributions.
(A)Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series D Preferred Stock with respect to dividends, the holders of shares of Series D Preferred Stock, in preference to the holders of Common Stock, no par value (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, as and when declared by the Board of Directors out of the surplus or net profits, dividends payable in cash on the same date as dividends upon the Corporation's Series C (each such payment date referred to herein as a "Dividend Payment Date") and in the same manner as dividends upon the Corporation's Series C, commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series D Preferred Stock, in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of the Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the first Dividend Payment Date, since the first issuance of any share or fraction of a share of Series D Preferred Stock. If the Corporation shall fail to pay any such dividends upon all the issued and outstanding Series D Preferred Stock, the deficiency in dividends shall be fully paid but without interest before any dividends shall be set apart or paid on the Common Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series D Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(B)The Corporation shall declare a dividend or distribution on the Series D Preferred Stock as provided in paragraph (A) of this Paragraph 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).
(C)The Board of Directors may fix a record date for the determination of holders of shares of Series D Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not less than 10 nor more than 60 days prior to the date fixed for the payment thereof.
Paragraph 3.Voting Rights.The holders of shares of Series D Preferred Stock shall have the following voting rights:
(A)Subject to the provision for adjustment hereinafter set forth, each share of Series D Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series D Preferred Stock were entitled immediately prior to such an event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(B)Except as otherwise provided herein, in any other Certificate of Amendment to the Articles of Incorporation or Certificate of Determination creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series D Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.
(C)Except as set forth herein, or as otherwise provided by law, holders of Series D Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.
Paragraph 4.Certain Restrictions.
(A)Whenever quarterly dividends or other dividends or distributions payable on the Series D Preferred Stock as provided in Paragraph 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series D
Preferred Stock outstanding shall have been paid in full, the Corporation shall not:
(i)declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Preferred Stock;
(ii)declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Preferred Stock, except dividends paid ratably on the Series D Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
(iii)redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series D Preferred Stock; or
(iv)redeem or purchase or otherwise acquire for consideration any shares of Series D Preferred Stock, or any shares of stock ranking on a parity with the Series D Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
(B)The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Paragraph 4, purchase or otherwise acquire such shares at such time and in such manner.
Paragraph 5.Reacquired Shares.Any shares of Series D Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Certificate of Amendment to the Articles of Incorporation or Certificate of Determination creating a series of Preferred Stock or any similar stock or as otherwise required by law.
Paragraph 6.Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made
(1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
up) to the Series D Preferred Stock unless, prior thereto, the holders of shares of Series D
Preferred Stock shall have received a minimum of $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series D Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Preferred Stock, except distributions made ratably on the Series D Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series D Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
Paragraph 7.Consolidation, Merger, etc.In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series D Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of
Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock into a greater or lesser number of shares of Common Stock), then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series D Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
Paragraph 8.Redemption.The shares of Series D Preferred Stock may be redeemed at the option of the Corporation in whole or in part upon any Dividend Payment Date and in the manner prescribed in the Corporation's Articles of Incorporation, upon at least 30 days notice to the holder of record thereof at a redemption price per share equal to 100 times the fair market value of a share of Common Stock on such date, together with all accrued dividends on the Series D Preferred Stock.
Paragraph 9.Rank.The Series D Preferred Stock shall rank, (i) with respect to the payment of dividends in parity with the Series C Preferred Stock and
(ii) with respect to the distribution of assets, junior to all other series of the Corporation's Preferred Stock.
Paragraph 10.Amendment.The Articles of Incorporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series D Preferred Stock so as to affect them adversely without, in addition to any other vote of shareholders required by law, the affirmative vote of the holders of at least a majority of the outstanding shares of Series D Preferred Stock, voting together as a single class.
Paragraph 11.Fractional Shares.The Series D Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of the Series D Preferred Stock."
4.We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.
Executed on February 13, 1998, at San Jose, California.

Signed

/s/ Peter C. Nelson
    PETER C. NELSON
    President and Chief Executive Officer

/s/ Paul G. Ekstrom
    PAUL G. EKSTROM
    Corporate Secretary